UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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date of Report (Date of earliest event reported): June 12, 2012

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33771 (Commission File Number)	20-0178991 (I.R.S. Employer Identification Number)
Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:    (852) 3960 6506

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Further to its prior public filings, ChinaCast Education Corporation (the “Company”) hereby provides additional information regarding its corporate asset recovery efforts, the status of its e-learning and training services (“ELG”) business and the status of its private colleges, as well as information regarding U.S. securities litigation.

CCT Shanghai and YPSH. On May 25, 2012, the Company was issued replacement business licenses by the Shanghai Administration of Industry and Commerce (“AIC”) for two of its subsidiaries, ChinaCast Technology (Shanghai) Limited (“CCT Shanghai”) and Yupei Training Information Technology (Shanghai) Ltd. (“YPSH”), which business licenses list Chairman and interim Chief Executive Officer Derek Feng as CCT Shanghai’s and YPSH’s legal representative. CCT Shanghai and YPSH are the Company’s subsidiaries relating to its ELG business and its Foreign Trade Business College, respectively. The Company Law of the People’s Republic of China (“PRC”) generally requires a company in the PRC to appoint a legal representative to act on behalf of a company in exercising its functions and powers, according to the Company’s PRC counsel.

On May 28, 2012, the Company was also issued replacement chops for CCT Shanghai and YPSH with the approval of the Shanghai Public Security Bureau. Under PRC law, companies use chops in lieu of signatures to execute contracts and evidence the authorization of corporate actions, according to the Company’s PRC counsel. While the Company has been issued replacement chops, its old chops for CCT Shanghai and YPSH are still missing, which could result in the discovery of liabilities currently unknown to the Company.

After taking possession of the replacement business licenses and chops, the Company’s current management was able to retrieve bank account balance information for CCT Shanghai and YPSH, which confirmed that virtually all of the cash in the bank accounts of CCT Shanghai and YPSH had been withdrawn without the prior knowledge of the Company’s Board of Directors.

As previously disclosed, CCT Shanghai and YPSH had sued former chairman and chief executive officer Ronald Chan Tze Ngon and former president-China Jiang Xiangyuan to recover the two subsidiaries’ respective chops, business licenses, corporate certificates and financials records, among other things, in People’s Court of Pudong New District, Shanghai (the “Pudong Court”), and Mr. Chan had applied to move the case to a different court. The Pudong Court granted Mr. Chan’s application to move the case to the People’s Court of Changning District, Shanghai, on May 15, 2012, a decision which the Company has appealed. As the Company has already acquired the replacement chops and business licenses (and has started applying for the various replacement corporate certificates) of these two subsidiaries, the Company has filed motions to dismiss all but the financial records portion of this litigation.

ELG Business. In May 2012, the Company learned that the variable-interest entity running its ELG business, ChinaCast Li Xiang Co. Ltd. (“CCLX”), stopped operating because it could no longer provide the necessary services for the business. The Company’s understanding is that the satellite operator that CCLX used had stopped providing CCLX with access to its satellites because CCLX was delinquent in its payments. The Company further understands that CCLX is also delinquent in paying other creditors and that CCLX has let go most of its employees. The Company is continuing to perform an in-depth review of the ELG business and is evaluating the financial accounting impact of these events.

The Company has also been informed of, and is investigating, a previously undisclosed Rmb25.0 million (approximately US$3.9 million) working capital credit facility that CCLX had borrowed from Bank of Hangzhou. The credit facility, made available as of April 28, 2011, and due on April 27, 2012, was guaranteed by YPSH (which guarantee was also previously undisclosed). The Company has been informed by Bank of Hangzhou that Mr. Chan, Mr. Jiang and chief operating officer Li Wei (among others) may have provided personal guarantees on the loan as well. The Company’s current management was informed by the Bank of Hangzhou that CCLX drew Rmb2.4 million from the facility on April 28, 2011, and the remaining Rmb22.6 million from the facility on May 9, 2011. The facility accrued interest at 130% of the People’s Bank of China (“PBOC”) one year lending rate, payable quarterly. As CCLX did not repay the loan at maturity, on May 3, 2012, the Bank of Hangzhou sued CCLX and YPSH (along with the other guarantors) in People’s Court of Xuhui District, Shanghai, for approximately Rmb24.8 million in unpaid principal, as well as unpaid interest, default interest and litigation expenses. The Company is assessing what, if any, impact this may have on prior financial statements.

The matters relating to the ELG business disclosed above could have a material and adverse effect on the Company’s business, results of operations and financial condition, could delay the Company’s reporting of financial results, and could result in delays in financial reporting for future periods. Furthermore, the matters relating to the ELG business disclosed above could impact the Company’s ability to consolidate certain assets for financial reporting purposes, result in a significant impairment or write-off, and/or result in additional liabilities that the Company’s management is currently not aware of.

Private Colleges. As previously disclosed in its Form 8-K filed May 14, 2012, Chongqing AIC records reflect that a third party not employed by the Company, Shi Meiqin, had been appointed the legal representative of Chongqing Hai Lai Education Technology Ltd. (“Hai Lai”), the holding company for its Foreign Trade Business College, without the knowledge of the Company’s board of directors. Based on additional AIC record searches, a new legal representative, Luo Nianru, had recently been registered as the legal representative of record of Hai Lai, without the prior knowledge of the Company’s board of directors. AIC records still reflect that YPSH still owns 80% of Hai Lai and another Company subsidiary, Chongqing Chaosheng Education and Investment Co., Ltd., owns the remaining 20%. However, based on conversations with the purported transferees, the Company believes that Mr. Chan, Mr. Jiang and/or their associates may have already made a purported transfer of all of the Company’s shares in Hai Lai to unauthorized third parties without the Board of Directors’s knowledge, in one or more transactions that are pending recordation with the AIC.

As disclosed in prior public filings, the Company’s interests in the holding companies for Hubei International University Business College and Lijiang College had been transferred to unauthorized persons, on March 7, 2012, and April 9, 2012, respectively. The Company is investigating the unauthorized transfers of these two (and possibly all three) of the Company’s private colleges and considering the legal remedies available to it to recover its interests in the colleges, including by means of invalidating the original transfers and bringing criminal actions against the parties responsible for such transfers. Any legal actions taken by the Company to recover its interests in these colleges could require proceedings that last for a considerable length of time and could ultimately be unsuccessful. The Company has also begun active discussions with the purported transferees of the three private colleges to reach a resolution that may obviate the need for actual litigation.

To the extent the Company is unable to regain control over any of its private colleges or any of its other assets or loses control of over additional assets or if the results of its investigatory efforts reveal fraud or other illegal conduct, the Company’s business and operations will be materially and adversely harmed. Also, even if the Company is eventually successful in recovering its interests in these colleges, the value of the cash and other assets of these colleges may have decreased, perhaps significantly, by that time, as a result of misappropriation, mismanagement, additional liabilities incurred while the colleges are under the control of the purported transferees, or otherwise. In addition, the matters discussed herein continue to delay the Company’s reporting of financial results and could result in delays in financial reporting for future periods. Furthermore, these matters could also impact the Company’s ability to consolidate certain assets for financial reporting purposes, result in a significant impairment or write-off, and/or result in additional liabilities that the Company’s management is currently not aware of.

U.S. Securities Litigation. On May 25, 2012, a purported class action lawsuit was filed in the U.S. District Court for the Central District of California against the Company, former chairman and chief executive officer Ron Chan Tze Ngon and former chief financial officer Antonio Sena (Puente v. Chinacast Education Corp., et al., Case No. 2:12-cv-04621-JFW-PLA).

The complaint generally alleges that, between February 14, 2011, and April 2, 2012, all of the defendants violated Section 10(b) of the Securities Exchange Act of 1934 and SEC Rule 10b-5 and the individual defendants violated Section 20(a) of the Exchange Act in making false and misleading statements and failing to disclose material adverse information about the Company’s business, operations and future prospects. The complaint seeks unspecified damages, interest, attorneys’ and experts’ fees and other costs.

The Company anticipates that additional similar lawsuits may be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: June 12, 2012

ChinaCast Education Corporation

By:	/s/ Doug Woodrum
Doug Woodrum Chief Financial Officer